Exhibit 10.24

INCENTIVE UNIT AWARD AGREEMENT

This Incentive Unit Award Agreement (this “Agreement”) is made as of the date of the last signature affixed hereto (the “Effective Date”), by and between USA Rare Earth, LLC, a Delaware limited liability company (the “Company”), and [GRANTEE NAME] (the “Grantee”). Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to them in the Second Amendment to the Second Amended and Restated Equity Incentive Plan of the Company dated February 10, 2024 (as may be subsequently amended, the “Plan”).

WHEREAS, the Sixth Amended and Restated Operating Agreement of the Company dated February 11, 2024, as amended by the First Amendment to the Sixth Amended and Restated Operating Agreement of the Company dated effective as of August 21, 2024 (as may be subsequently amended, the “LLC Agreement”) authorizes the issuance by the Company of Incentive Units in the Company (“Incentive Units”) to any Person who, as of the applicable grant date, is a Service Provider; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Plan and the LLC Agreement, the Company desires to issue to the Grantee on the terms and conditions set forth herein, and the Grantee desires to accept on such terms and conditions, the number of Incentive Units specified herein; and

WHEREAS, the Company and the Grantee each desire to agree to (i) forfeiture restrictions that will apply to the Incentive Units issued to the Grantee and (ii) the terms and conditions of such forfeiture restrictions.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, each of the Company and the Grantee hereby agrees as follows:

1. Issuance of Units.

The Company hereby issues [AMOUNT] Incentive Units to the Grantee effective as of the Effective Date. Each Incentive Unit has a Distribution Threshold of $1.7302. The Incentive Units are intended to constitute “profits interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other applicable law) and, therefore, the capital account associated with each such Incentive Unit at the time of its issuance is equal to zero dollars ($0.00). The Incentive Units issued by the Company to the Grantee pursuant to this Agreement are referred to herein as the “Awarded Units.”

2. Terms of Issuance.

(a) No provision contained in this Agreement shall entitle the Grantee to remain a Service Provider of, or otherwise be affiliated with, the Company or any of its Affiliates (collectively, the “Company Group”) for any particular period of time. All references herein to “Remains a Service Provider” (including the correlative terms “Remained a Service Provider” and “Remain a Service Provider”) shall be construed as meaning, with respect to the Grantee, as of the time of determination the Grantee is employed by the Company or in a position in which the Grantee’s duties involve providing services to the Company or any of its Subsidiaries. During such time as the Grantee Remains a Service Provider, the Grantee shall devote substantially all of the Grantee’s business time and attention to the business of the Company Group.

(b) By the Grantee’s execution of this Agreement, the Grantee is hereby bound by the terms of the LLC Agreement as a Member. The Awarded Units are subject to all of the terms and restrictions applicable to Incentive Units as set forth in the LLC Agreement and in this Agreement. Effective as of the Effective Date, the Grantee has executed a counterpart signature page to the LLC Agreement or a joinder agreement thereto.

(c) The Grantee shall (i) make a timely election under Section 83(b) of the Code in substantially the form attached hereto as Exhibit A with respect to the Awarded Units that, as of the Effective Date, are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the Treasury Regulations promulgated thereunder and (ii) consult with the Grantee’s tax advisor to determine the tax consequences of filing such an election under Section 83(b) of the Code. It is the Grantee’s sole responsibility, and not the responsibility of the Company or any of its Affiliates, to timely file an election under Section 83(b) of the Code even if the Grantee requests the Company or any of its Affiliates or any of their respective managers, directors, officers, employees, agents or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders or financial representatives) to assist in making such filing and even if any of such Persons agree to do so. The Grantee shall provide the Company, on or before the due date for filing such election, proof that such election has been timely filed. For the avoidance of doubt, the Grantee shall be solely responsible for any tax liability that may result from any failure to make a timely election under Section 83(b) of the Code with respect to the Awarded Units described in clause (i) of this Section 2(c). In the event that the Grantee fails to make a timely election under Section 83(b) of the Code with respect to such Awarded Units, the Grantee shall nonetheless be treated by the Company as the owner of such Awarded Units for federal income tax purposes in accordance with Internal Revenue Service Revenue Procedure 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other applicable law).

3. Unvested Awarded Units.

All of the Awarded Units issued pursuant to this Agreement shall (a) initially be Unvested Incentive Units under the LLC Agreement, (b) be subject to all of the restrictions on Unvested Incentive Units (as well as on Incentive Units, in general) under the LLC Agreement and (c) carry only such rights as are conferred on Unvested Incentive Units under the LLC Agreement (such Awarded Units, the “Unvested Awarded Units”). Unvested Awarded Units shall become Vested Awarded Units (as defined below) in accordance with the provisions of Section 4.

4. Vesting of Awarded Units.

(a) Except as otherwise provided in this Section 4, the Unvested Awarded Units shall become Vested Incentive Units under the LLC Agreement (“Vested Awarded Units”) in accordance with the schedule set forth in the following table so long as the Grantee Remains a Service Provider from the Effective Date through each vesting date set forth below:

Vesting Date	Portion of Awarded Units Issued Pursuant Hereto That Become Vested Awarded Units
[DATE]	[AMOUNT] Units
[DATE]	[AMOUNT] Units
[DATE]	[AMOUNT] Units

(b) Vested Awarded Units shall (i) no longer be subject to the restrictions on Unvested Incentive Units (but shall remain subject to the restrictions on Incentive Units in general) under the LLC Agreement and (ii) carry all of the rights conferred on Vested Incentive Units under the LLC Agreement.

(c) Upon the occurrence of a Change in Control or Qualified Equity Offering, all Unvested Awarded Units issued to the Grantee shall become Vested Awarded Units as of the date of such Change in Control event or Qualified Equity Offering, as applicable, so long as the Grantee Remains a Service Provider from the Effective Date through the date of such Change in Control or Qualified Equity Offering, as applicable.

(d) All securities issued to the Grantee as a result of the application of Section 9.2 of the Plan in respect of any Unvested Awarded Units issued to the Grantee shall continue to be subject to vesting in accordance with Section 4(a).

(e) Upon the occurrence of the conversion of the Company’s entity status from limited liability company to c-corporation (a “Reorganization”), all Awarded Units shall convert into a number of Class A Units based on the formula provided in the Plan, unless otherwise agreed to by the Board.

5. Forfeiture of Awarded Units.

(a) If the Grantee ceases to Remain a Service Provider due to Cause, then on the Trigger Date, the Grantee shall forfeit without consideration all of the Awarded Units (including Awarded Units that remain Unvested Awarded Units and Awarded Units that have become Vested Awarded Units) and all rights arising from such Awarded Units and from being a holder thereof.

(b) If the Grantee ceases to Remain a Service Provider for any other reason than Cause, then on the date on which the Grantee ceases to Remain a Service Provider (the “Trigger Date”), the Grantee shall forfeit without consideration all of the Awarded Units that remain Unvested Awarded Units as of the Trigger Date and all rights arising from such Unvested Awarded Units and from being a holder thereof.

(c) The forfeiture of any Awarded Units subject to the terms and conditions of this Section 5 shall occur immediately and automatically (without further action of the Employer, the Company or any of its Subsidiaries, the Grantee or any other Person) upon the Trigger Date. Any Awarded Units that are forfeited pursuant to this Section 5 shall be automatically canceled upon such forfeiture and shall not thereafter be treated as issued and outstanding for any purpose under this Agreement.

(d) As used herein, “Cause” shall mean:

(i) Grantee’s fraud or embezzlement;

(ii) Grantee’s material dishonesty or breach of fiduciary duty owed to the Company or any of the Company Subsidiaries;

(iii) Grantee’s willful misconduct or gross negligence which is injurious to the Company or any of the Company Subsidiaries;

(iv) any conviction of, or the entering of a plea of guilty or nolo contendere to, a crime that constitutes a felony (or any state-law equivalent) or that involves moral turpitude, or any willful or material violation by Grantee of any federal, state or foreign securities laws;

(v) any conviction of any other criminal act or act of material dishonesty, disloyalty or misconduct by Grantee that has a material adverse effect on the property, operations, business or reputation of the Company or any of the Company Subsidiaries;

(vi) the unlawful use (including being under the influence) or possession of illegal drugs by Grantee on the premises of the Company or any of the Company Subsidiaries while performing any duties or responsibilities with the Company or any of the Company Subsidiaries;

(vii) the material violation by a Grantee of any rule or policy of the Company or any of the Company Subsidiaries; or

(viii) the material breach by a Grantee of any restrictive covenant that is included in the LLC Agreement, any effective Award Agreement, employment agreement or any written non-disclosure, non-competition or non-solicitation covenant or agreement with the Company or any of the Company Subsidiaries.

6. Intentionally Deleted.

7. Confidentiality. Following the Effective Date, the Grantee will be provided with, and will have access to, Confidential Information (as defined below). In order to protect such Confidential Information, and as a condition of the Company’s entry into this Agreement and award of the Granted Units, the Grantee promises to comply with the terms of this Section 7.

(a) The Grantee shall not disclose any Confidential Information to any person or entity, and shall not use any Confidential Information except for the benefit of the Company Group. The Grantee shall follow all policies and protocols of any member of the Company Group regarding the physical security of all documents and other materials containing Confidential Information (regardless of the medium on which Confidential Information is stored). The covenants of this Section 7(a) shall apply to all Confidential Information, whether now known or later to become known to the Grantee during the period that the Grantee Remains a Service Provider.

(b) Notwithstanding any provision of Section 7(a) to the contrary, the Grantee may make the following disclosures and uses of Confidential Information:

(i) disclosures to other employees of any member of the Company Group who have a need to know the information in connection with the businesses of the Company Group;

(ii) disclosures and uses that are approved in writing by the Managers;

(iii) disclosures to a person or entity that has (x) been retained by a member of the Company Group to provide services to one or more members of the Company Group and (y) agreed in writing to abide by the terms of a confidentiality agreement; or

(iv) disclosures for the purpose of complying with any applicable laws or regulatory requirements or that the Grantee is legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction, or similar process, or otherwise by law.

(c) Upon the date that the Grantee ceases to Remain a Service Provider, and at any other time upon request of the Company, the Grantee shall promptly surrender and deliver to the Company all documents (including electronically stored information) and all copies thereof and all other materials of any nature containing or pertaining to all Confidential Information and any other Company Group property (including any Company Group-issued computer, mobile device or other equipment) in the Grantee’s possession, custody or control, and the Grantee shall not retain any such documents or other materials or property of the Company Group. Within 10 days of any such request, the Grantee shall certify to the Company in writing that all such documents, materials and property have been returned to the Company.

(d) All trade secrets, non-public information, designs, ideas, concepts, improvements, product developments, discoveries and inventions, whether patentable or not, that are conceived, made, developed or acquired by or disclosed to the Grantee, individually or in conjunction with others, during the time that the Grantee Remains a Service Provider (whether during business hours or otherwise and whether on the Company’s premises or otherwise), that relate to any member of the Company Group’s businesses or properties, products or services (including all such information relating to corporate opportunities, operations, future plans, methods of doing business, business plans, strategies for developing business and market share, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within customers’ organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks) is defined as “Confidential Information.” Moreover, all documents, videotapes, written presentations, brochures, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, electronic mail, voice mail, electronic databases, maps, drawings, architectural renditions, models and all other writings or materials of any type including or embodying any of such information, ideas, concepts, improvements, discoveries, inventions and other similar forms of expression are and shall be the sole and exclusive property of the Company or its designee(s) and be subject to the same restrictions on disclosure applicable to all Confidential Information pursuant to this Agreement. For purposes of this Agreement, Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of a disclosure or wrongful act of the Grantee or any of the Grantee’s agents; (ii) was available to the Grantee on a non-confidential basis before its disclosure by a member of the Company Group; or (iii) becomes available to the Grantee on a non-confidential basis from a source other than a member of the Company Group; provided that such source is not bound by a confidentiality agreement with, or other obligation with respect to confidentiality to, a member of the Company Group.

(e) Notwithstanding the foregoing, nothing in this Agreement shall prohibit or restrict the Grantee from lawfully (a) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any governmental authority regarding a possible violation of any law; (b) responding to any inquiry or legal process directed to the Grantee from any such governmental authority; (c) testifying, participating or otherwise assisting in an action or proceeding by any such governmental authority relating to a possible violation of law or (d) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, the Grantee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; (ii) is made to the Grantee’s attorney in relation to a lawsuit for retaliation against the Grantee for reporting a suspected violation of law or (iii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement requires the Grantee to obtain prior authorization from the Company before engaging in any conduct described in this paragraph, or to notify the Company that the Grantee has engaged in any such conduct.

8. Non-Competition; Non-Solicitation.

(a) As a condition of the Company’s entry into this Agreement and issuance of the Granted Units (which Agreement and issuance, the parties acknowledge and agree, further align the Grantee’s interests with each member of the Company Group’s long-term business interests), the Grantee has voluntarily agreed to the covenants set forth in this Section 8. The Grantee agrees and acknowledges that the limitations and restrictions set forth herein, including geographical and temporal restrictions on certain competitive activities, are reasonable in all respects, will not cause the Grantee undue hardship, and are material and substantial parts of this Agreement intended and necessary to prevent unfair competition and to protect the Confidential Information and the Company Group’s goodwill and substantial and legitimate business interests.

(b) As used in this Section 8, the following terms shall have the following meanings:

(i) “Business” means any business in which any member of the Company Group is engaged during the period that the Grantee Remains a Service Provider, which business includes the ownership, development, exploitation and/or operation of rare earth minerals and related real property interests, the manufacturing of sintered NdFeB block material and other activities related or incidental thereto.

(ii) “Business Opportunity” means any commercial, investment or other business opportunity relating to the Business.

(iii) “Market Area” means the United States of America and the rest of the world.

(iv) “Prohibited Period” means the period beginning on the Effective Date and ending on the date that is twelve (12) months following the date that the Grantee ceases to Remain a Service Provider.

(c) During the Prohibited Period, the Grantee shall not, without the prior written approval of the Managers, directly or indirectly, for the Grantee or on behalf of or in conjunction with any other person or entity of any nature:

(i) engage in or participate within the Market Area in competition with any member of the Company Group in any aspect of the Business, which prohibition shall prevent the Grantee from directly or indirectly: (A) owning, managing, operating, becoming an officer or director of, or loaning money to, any person or entity engaged in, or planning to engage in, the Business in the Market Area in competition, or anticipated competition, with any member of the Company Group, provided that this subsection A shall not prohibit Grantee from owning less than 1% of the outstanding shares of any publicly held company as a passive investment even if such company engages in the Business, or (B) joining, being employed or engaged by, or otherwise being affiliated with any person or entity engaged in, or planning to engage in, the Business in the Market Area in competition, or anticipated competition, with any member of the Company Group in any capacity (with respect to the affiliations referenced in this part (B)) in which the Grantee’s duties or responsibilities for such person or entity are the same as or similar to the duties or responsibilities that the Grantee had for any member of the Company Group;

(ii) appropriate any Business Opportunity of, or relating to, any member of the Company Group located in the Market Area;

(iii) solicit, canvass, approach, encourage, entice or induce any customer or supplier of any member of the Company Group to cease or lessen such customer’s or supplier’s business with any member of the Company Group; or

(iv) solicit, canvass, approach, encourage, entice or induce any employee or contractor of any member of the Company Group to terminate or lessen his, her or its employment or engagement with any member of the Company Group.

(d) Because of the difficulty of measuring economic losses to the Company Group as a result of a breach or threatened breach of the covenants set forth in Section 7 and in this Section 8, and because of the immediate and irreparable damage that would be caused to the Company Group for which they would have no other adequate remedy, the Company and each other member of the Company Group shall be entitled to enforce the foregoing covenants, in the event of a breach or threatened breach, by injunctions and restraining orders from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall not be the Company’s or any other member of the Company Group’s exclusive remedy for a breach but instead shall be in addition to all other rights and remedies available to the Company and each other member of the Company Group, at law and equity.

(e) The covenants in this Section 8, and each portion thereof, are severable and separate, and the unenforceability of any specific covenant (or portion thereof) shall not affect the provisions of any other covenant (or portion thereof). Moreover, in the event any arbitrator or court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which such arbitrator or court deems reasonable, and this Agreement shall thereby be reformed.

9. Representations and Warranties of the Grantee and the Company.

(a) The Grantee hereby represents and warrants to the Company as follows:

(i) Each of this Agreement and the LLC Agreement constitutes a legal, valid and binding obligation of the Grantee, enforceable in accordance with its respective terms, as applicable, and the execution, delivery and performance of each of this Agreement and the LLC Agreement by the Grantee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Grantee is a party or by which the Grantee is bound or any judgment, order or decree to which the Grantee is subject.

(ii) The Grantee has (x) received all the information the Grantee considers necessary in connection with the Grantee’s execution of this Agreement and the LLC Agreement, and (y) had an adequate opportunity (1) to ask questions and receive answers from the Company and the Grantee’s independent counsel regarding the terms, conditions and limitations set forth in this Agreement and the LLC Agreement and the business, properties, prospects and financial condition of the Company and its Affiliates and (2) to obtain additional information (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Grantee or to which the Grantee had access.

(iii) The Grantee understands that the Awarded Units are not registered under the Securities Act on the ground that the grant provided for in this Agreement and the issuance of securities hereunder are exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof or pursuant to Rule 701 promulgated thereunder and cannot be disposed of unless (x) they are subsequently registered or exempted from registration under the Securities Act or applicable securities laws and (y) such disposition is permitted under this Agreement and the LLC Agreement.

(iv) None of the Company, its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders or financial representatives) has provided any tax or legal advice to the Grantee regarding this Agreement and the Grantee has had an opportunity to receive sufficient tax and legal advice from advisors of the Grantee’s own choosing such that the Grantee is entering into this Agreement and the LLC Agreement with full understanding of the tax and legal implications thereof.

(v) The representations and warranties that Grantee has made as a Member set forth in the LLC Agreement are true and correct.

(b) The Company hereby represents and warrants to the Grantee that each of this Agreement and the LLC Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms, and that the execution, delivery and performance of each of this Agreement and the LLC Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or by which the Company is bound or any judgment, order or decree to which the Company is subject.

10. General Provisions.

(a) Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, sent by facsimile transmission or electronic mail (if such address is provided) to the number or address set forth below, if applicable, or sent by internationally-recognized overnight or second-day courier service with proof of receipt maintained, at the following address(es) (or any other address(es) that a party hereto may designate by written notice to the other party hereto, in accordance herewith, except that such written notice of any other address(es) shall be effective only upon receipt):

If to the Company to:

USA Rare Earth, LLC
3750 Gunn Highway, Ste 306 - D102
Tampa, FL 33618

legal@usare.com

with a concurrent copy to the Chief Legal Officer of the Company at his or her business address or Company email address.

If to the Grantee to:

[GRANTEE NAME]

Address: __________________________________

__________________________________

Personal Email Address: _______________________

Any such notice shall, if delivered personally or by facsimile, be deemed received upon delivery; if delivered by email, be received upon transmission; and shall, if delivered by internationally-recognized overnight or second-day courier service, be deemed received on the second Business Day after being sent.

(b) Governing Law. This Agreement and the obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the State of Delaware, excluding any conflicts of law rule or principle that might refer such construction to the laws of another jurisdiction.

(c) Amendment and Waiver. The provisions of this Agreement may be amended or modified only with the prior written consent of the Company and the Grantee. No waiver by any party hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party hereto so waiving. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(d) Severability. If an arbitrator or court of competent jurisdiction determines that any provision of this Agreement (or portion thereof) is invalid or unenforceable, then the invalidity or unenforceability of that provision (or portion thereof) shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

(e) Entire Agreement. This Agreement, the Plan and the LLC Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. To the extent of any conflict between the provisions of this Agreement, on the one hand, and the provisions of the LLC Agreement or the Plan, on the other hand, in each case, the provisions of this Agreement shall control.

(f) Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.

(g) Successors and Permitted Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by and against the Grantee, the Company and their respective successors, permitted assigns and representatives, as the case may be (including subsequent holders of Awarded Units); provided, however, that the rights and obligations of the Grantee under this Agreement shall not be assignable except in connection with a transfer of the Awarded Units permitted under the LLC Agreement and this Agreement. Notwithstanding anything to the contrary in this Agreement or in the LLC Agreement, (i) each Unit initially issued to the Grantee by the Company shall remain subject to the terms of the LLC Agreement and this Agreement (including Sections 4, and 5, which shall be applied based on whether the Grantee Remains a Service Provider, rather than if any holder of such Unit Remains a Service Provider), regardless of who holds such Unit, and (ii) the effects of whether the Grantee Remains a Service Provider, or events related to such status have on the rights of and restrictions on such Units, including vesting and forfeiture, and the rights of the Company with regard to such Units, under this Agreement and the LLC Agreement, shall not be altered by any transfer of such Units. For the avoidance of doubt, all Permitted Transferees (including spouses and former spouses of the Grantee) shall be subject to Sections 4, and 5 as if they were a party to this Agreement, regardless of whether any such Permitted Transferee Remains a Service Provider.

(h) Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto and the estate, legal representative or guardian of any individual party hereto, any rights or remedies under or by reason of this Agreement.

(i) Headings; References; Interpretation. All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits attached hereto and not to any particular provision of this Agreement. All references herein to Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement and the Exhibit attached hereto. All references to “including” shall be construed as meaning “including without limitation.” The word “or” is not exclusive. Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

(j) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.

(k) Arbitration; Waiver of Jury Trial and Court Trial. Subject to Section 10(l), all claims, demands, causes of action, disputes, controversies or other matters in question arising out of this Agreement are subject to the arbitration provisions set forth in the LLC Agreement and such arbitration provisions are hereby incorporated by reference as if fully set forth herein and the parties to this Agreement agree to be bound by such procedures. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY OR A COURT TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(l) Specific Performance. A breach of this Agreement by the Grantee would cause irreparable harm to the Company and its Subsidiaries, and the damages relating to any such breach may be difficult to calculate. As such, the Company shall be entitled to pursue specific performance and other equitable relief, including an injunction to prevent a breach of this Agreement, including with respect to the enforcement of the subject matter contained in Sections 5, 7 and 8. The remedies described in this paragraph shall not be deemed to be the exclusive remedies available to the Company for a breach by the Grantee of this Agreement, but shall be in addition to all other remedies available at law or equity.

(m) Spousal Provisions.

(i) If the Grantee is married on the Effective Date, then the Grantee shall cause his or her spouse to execute a spousal consent in the form set forth on the signature page hereto (the “Spousal Consent”) to evidence such spouse’s agreement and consent to abide by and be bound by the terms and conditions of each of this Agreement and the LLC Agreement as to such spouse’s interest, whether as community property or otherwise, if any, in the Units held by the Grantee. Notwithstanding the execution and delivery thereof, such Spousal Consent shall not be deemed to confer or convey to such spouse any rights in the Grantee’s Units that do not otherwise exist by operation of law or by agreement of the parties. If the Grantee should marry or remarry subsequent to the Effective Date, the Grantee shall, within thirty (30) days thereafter, obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement and the LLC Agreement by causing such spouse to execute and deliver a Spousal Consent. If any spouse of the Grantee fails to execute the Spousal Consent as required hereunder, until such time as the Spousal Consent is duly executed by such spouse, the Grantee’s economic rights associated with the Units will be suspended and not subject to recovery.

(ii) In the event of a property settlement or separation agreement between the Grantee and his or her spouse, to the extent any interest in or with respect to the Units is assigned to the Grantee’s spouse or former spouse, the Grantee shall use his or her best efforts to assign to such spouse or former spouse only the right to share in profits and losses, to receive distributions, and to receive allocations of income, gain, loss, deduction or credit or similar item to which the Grantee was entitled with respect to the Units.

(iii) If a spouse or former spouse of the Grantee acquires all or a portion of the Units held by the Grantee as a result of any property settlement or separation agreement, such spouse or former spouse hereby grants an irrevocable power of attorney (which will be coupled with an interest) to the Grantee to give or withhold such approvals with respect to any Units (for purposes of this Agreement, the LLC Agreement or otherwise) as the Grantee will himself or herself approve with respect to such matter and without the necessity of the taking of any action by any such spouse or former spouse. Such power of attorney will not be affected by the subsequent disability or incapacity of the spouse or former spouse granting such power of attorney.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Incentive Unit Award Agreement as of the Effective Date.

USA RARE EARTH, LLC

By:
Name:	David Kronenfeld
Title:	Chief Legal Officer
Date:

GRANTEE

Print Name:	[GRANTEE NAME]
Date:

SPOUSAL CONSENT

The Grantee’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of each of this Agreement and the LLC Agreement and their binding effect upon any marital, elective share or community property interests he or she may now or hereafter own, and agrees that the termination of his or her and the Grantee’s marital relationship for any reason shall not have the effect of removing any Units otherwise subject to this Agreement from coverage hereunder and that his or her awareness, understanding, consent and agreement are evidenced by his or her signature below.

SPOUSE

Name:

Signature Page

to

Incentive Unit Award Agreement

Exhibit A

Section 83(b) Election Form

The undersigned taxpayer has received an award of incentive membership units (the “Property”) in a Delaware limited liability company that is treated as a partnership for U.S. federal income tax purposes. The Property is intended to constitute a “profits interest” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43. Notwithstanding the foregoing, in the event that (i) the Property constitutes a “capital interest” rather than a “profits interest” or (ii) the undersigned taxpayer disposes of the Property within two years following receipt thereof, the undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the Property at the time of transfer over the amount paid for the Property.

1.	The name, social security number and address of the undersigned (the “Taxpayer”), and the taxable year for which this election is being made are:

Taxpayer’s Name:	____________________

Taxpayer’s Social
Security Number:	________-____-_______

Taxpayer’s Address:	____________________
____________________

Taxable Year:	Calendar Year 202_

2.	The Property that is the subject of this election is [AMOUNT] Incentive Units in USA Rare Earth, LLC, a Delaware limited liability company.

3.	The Property was transferred to the Taxpayer on ______________.

4.	The Property is subject to the following restrictions: The Incentive Units issued to the Taxpayer are subject to various transfer restrictions and are subject to forfeiture in the event certain service conditions are not satisfied.

5.	The fair market value of the Property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is $0.00.

6.	The amount paid by the Taxpayer for the Property is $0.00.

7.	The amount to include in gross income is $0.00.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than thirty (30) days after the date of transfer of the Property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the Property was transferred.

Dated:
Taxpayer’s Signature